Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF JUNE 30, 2013

(in thousands, except share data)

June 30, 2013
ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$177,407
Cash equivalents held in trust	11,419

Total investments held in trust	188,826
Cash and cash equivalents	6,399
Fixed-maturity securities, at fair value	20,487
Accrued investment income	1,472
Premiums receivable	1,111

Total assets	$218,295

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$55,317
Losses payable	1,981
Unearned premiums	1,649
Accrued ceding commission expense	112
Other liabilities	254

Total liabilities	59,313

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	89,102

Total stockholder’s equity	158,982

Total liabilities and stockholder’s equity	$218,295

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED JUNE 30, 2013

(in thousands)

June 30, 2013
Revenues:
Premiums earned	$1,098
Net investment income	(2,076)

Total revenues	(978)

Expenses:
Underwriting Expenses	4
General and administrative expenses	218

Total expenses	222

(Loss) income before federal income taxes	(1,200)
Federal income tax benefit	—

Net (loss) income	$(1,200)